Exhibit 99.1
News Release
Amkor Provides Update on Certain First Quarter 2009 Financial Information
Chandler, Ariz., March 25, 2009 — Amkor Technology, Inc. (NASDAQ: AMKR) today updated certain financial information regarding the first quarter ending March 31, 2009.
Amkor reported that first quarter net sales are tracking to a sequential decline of 30% to 34% from the quarter ended December 31, 2008, which is within the favorable end of the range of the company’s previously announced guidance.
The company also noted that gross margin for the first quarter is expected to be 8% to 12% of net sales, which is above its previously announced range of 5% to a negative 2%. Gross margin for the first quarter is expected to benefit from reductions in labor and other costs and foreign government subsidies of employee wages, as well as the strength of the U.S. dollar against certain foreign currencies. However, gross margin is affected by a number of estimates and other factors which will be reviewed after the end of the quarter and the final gross margin for the first quarter could vary from our current estimate.
Amkor estimates that its current global cash balance has declined to approximately $275 million, reflecting payments relating to a patent license dispute, employee benefit and severance payments and the repurchase of outstanding notes due in 2011.
It is too early for the company to provide other 2009 first quarter financial information and therefore, it is neither updating nor reaffirming its prior guidance regarding net income.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services. The company offers semiconductor companies and electronics OEMs a complete set of microelectronics design and manufacturing services. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, the following: statements regarding our expectations for net sales, gross margin, cash flow and the expected benefits from strengthening of the U.S. dollar, temporary foreign government subsidies of employee wages and reductions in labor and other costs. These forward-looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the completion of the first quarter and the outcome of Amkor’s final accounting and review of financial results, the highly unpredictable nature of the semiconductor industry; deteriorating market conditions; the effect of the financial crisis on credit markets, financial institutions, customers, suppliers and consumers; inability to achieve high capacity utilization rates; volatility of consumer demand for products incorporating our semiconductor packages; weakness in the forecasts of Amkor’s customers; customer modification of and follow through with respect to forecasts provided to Amkor; curtailment of outsourcing by our customers; our substantial indebtedness and restrictive covenants; failure to realize sufficient cash flow to fund capital expenditures; the effects of a recession in the U.S. and other economies worldwide; the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters; the outcome of the pending SEC investigation; worldwide economic effects of terrorist attacks, natural disasters and military conflict; our ability to reduce costs, and control capital spending, make prudent investments in technology and maintain pricing discipline; competitive pricing and declines in average selling prices; timing and volume of orders relative to production capacity; fluctuations in manufacturing yields; competition; dependence on international operations and sales; dependence on raw material and equipment suppliers and changes in raw material costs; exchange rate fluctuations; dependence on key personnel; difficulties in managing growth; enforcement of intellectual property rights; environmental and other governmental regulations; and technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward looking statements to reflect events or circumstances occurring after the date of this press release.
Company Contact:
Joanne Solomon
Corporate Vice President & CFO
480-821-5000 ext. 5416
jsolo@amkor.com